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                                                                    EXHIBIT 21.1

Subsidiaries of Enterprise MLP:


     Enterprise Products Operating L.P., a Delaware limited partnership

     Sorrento Pipeline Company, LLC, a Texas limited liability company

     Chunchula Pipeline Company, LLC, a Texas limited liability company

     Cajun Pipeline Company, LLC, a Texas limited liability company

     HSC Pipeline Partnership, L.P., a Texas limited partnership

     Propylene Pipeline Partnership, L.P., a Texas limited partnership

     Enterprise Products Texas Operating, L.P., a Texas limited partnership

     JMRS Holdings, Ltd., Texas limited partnership

     EPIK Gas Liquids, LLC, a Texas limited liability company

     EPIK Terminalling LP, a Texas limited partnership

     Belvieu Fractionator Partners, Ltd., a Texas limited partnership

     BFP Interests, LLC, a Texas limited liability company

     DADA Interests LLC, a Texas limited liability company

     EPC Partners I, LLC, a Delaware limited liability company

     EPC Partners, Ltd., a Texas limited partnership

     BelTex 1995 Trust, a Texas grantor trust

     West Chambers Cogeneration Partners, L.P.,  Texas limited partnership

     EntPro Limited, a Texas limited partnership

     EnterPart LLC, a Texas limited liability company